Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-198938 and 333-198937) and S-8 (Nos. 333-185633, 333-182991, 333-41263, 333-54274, 333-75768, 333-121769, 333-140629, 333-152748, 333-157548, 333-165044, 333-171308, 333-178622 and 333-194284) of ONEOK, Inc. of our report dated February 28, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 28, 2017